Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130520 on Form S-8 of our reports dated March 9, 2006, relating to the consolidated financial statements and financial statement schedule of Power-One, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 2005.

Deloitte & Touche LLP
Los Angeles, California
March 9, 2006